                                           REGISTRATION STATEMENT NO. 333-201860

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--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          METLIFE INSURANCE COMPANY USA
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                   06-0566090
                     (I.R.S. Employer Identification Number)

              11225 NORTH COMMUNITY HOUSE ROAD, CHARLOTTE, NC 28277
                                 (800) 989-3752
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ERIC T. STEIGERWALT

          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          METLIFE INSURANCE COMPANY USA
                11225 NORTH COMMUNITY HOUSE ROAD, CHARLOTTE, NC 28277
              (Name, address, including zip code, and telephone number,
                     including area code, of agent for service)

                                   COPIES TO:
                              Diane E. Ambler, Esq.
                                  K&L Gates LLP
                               1601 K Street, N.W.
                             Washington, D.C. 20006

                                       N/A
        (Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a


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delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, other than offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]
Accelerated filer [ ]
Non-accelerated filer [X] (Do not check if a smaller reporting company) Smaller reporting company [ ]

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

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                                EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Form S-3 Registration Statement (File No. 333-201860) clarifies that the initial filing of the Registration Statement on February 4, 2015 which registered $10,000 of new securities was additionally intended to carry forward unsold securities from the Form S-3 Registration Statement (File No. 333-178888) initially filed by the registrant on January 5, 2012 in accordance with Rule 415(a)(6), and to comply with Rules 429, 415(a)(6) and 457(p) in that regard. The securities were registered and any applicable filing fee was paid in the original filing of this registration statement. No additional securities are being registered in this Post-Effective Amendment
No. 2 and no fees are being paid herewith. The statements below are as intended to have been included on the original Registration Statement to which this Post-Effective Amendment No. 2 relates and include the legends that were inadvertently omitted from that initial filing on February 4, 2015.


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                         CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF                  PROPOSED MAXIMUM     PROPOSED MAXIMUM     AMOUNT OF
SECURITIES TO BE         AMOUNT TO BE   OFFERING PRICE PER   AGGREGATE OFFERING   REGISTRATION
REGISTERED               REGISTERED     UNIT(1)              PRICE                FEE(2)(3)
----------------------   ------------   ------------------   ------------------   ------------
Fixed Account
Annuitization Options
with a Market Value
Adjustment Cash Out      $     10,000     Not applicable     $           10,000   $       1.16
                         ------------   ------------------   ------------------   ------------

1. Interests are sold on a dollar for dollar basis and not on the basis of a price per share or unit.

2. Pursuant to Rule 457(p) under the Securities Act of 1933, the filing fee is offset by the filing fee previously paid in connection with the Form S-3 (File No. 333-191489), initially filed October 1, 2013, by Metropolitan Life Insurance Company.

3. As discussed below, pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement carries over $9,995,000 of unsold securities that were previously registered on the Form S-3 registration statement (File No. 333-178888), initially filed January 5, 2012, by MetLife Insurance Company of Connecticut (now known as MetLife Insurance Company USA). As a result, no filing fee is currently due in connection with the securities being carried forward to this Registration Statement.

This Registration Statement contains a combined prospectus under Rule 429 under the Securities Act of 1933 which relates to the Form S-3 registration statement (File No. 333-178888), initially filed January 5, 2012, by MetLife Insurance Company of Connecticut (now known as MetLife Insurance Company USA). Upon effectiveness, this Registration Statement, which is a new Registration Statement, will also act as a post-effective amendment to such earlier Registration Statement filed on January 5, 2012.

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include unsold securities previously registered for sale pursuant to the registrant's registration statement on Form S-3 (File No. 333-178888) initially filed by the registrant on January 5, 2012 (the "Prior Registration Statement"). The Prior Registration Statement registered securities in the Fixed Account Annuitization Options with a Market Value Adjustment Cash Out Contract of the registrant with a maximum aggregate offering price of $10,000,000. The remaining unsold securities (and associated filing fees paid) are being carried forward to this Registration Statement.

                                 PARTS I AND II

The entire contents of the Registration Statement on Form S-3 (File No. 333-201860), as filed with the United States Securities and Exchange Commission ("SEC") on April 10, 2015 and Form 10-Q as filed with the SEC on November 12, 2015 are incorporated herein by reference and made a part of this Registration Statement.

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                                    PART II



                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an itemized list of the estimated expenses to be incurred in connection with the securities being offered:

Accountant's Fees and Expenses: $6,800

Legal Fees and Expenses: $2,400

Printing Expenses: $8,100

Registration Fee: $1.16


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

As described in their respective governing documents, MetLife, Inc.(the ultimate parent of the Depositor and MetLife Investors Distribution Company, the Registrant's underwriter (the "Underwriter")) and the Depositor, each of which is incorporated in the state of Delaware, shall indemnify any person who is made or is threatened to be made a party to any civil or criminal suit, or any administrative or investigative proceeding, by reason of that person's service as a director, officer, or agent of the respective company, under certain circumstances, against liabilities and expenses incurred by such person (except, with respect to the Depositor, as described below regarding MetLife Employees).

As described in its governing documents, the Underwriter, which is incorporated in the state of Missouri, may indemnify, under certain circumstances, any person who is made a party to any civil or criminal suit, or made a subject of any administrative or investigative proceeding by reason of the fact that he is or was a director, officer, or agent of the Underwriter. The Underwriter also has such other and further powers of indemnification as are not inconsistent with the laws of Missouri.

MetLife, Inc. also has adopted a policy to indemnify employees ("MetLife Employees") of MetLife, Inc. or its affiliates ("MetLife"), including any MetLife Employees serving as directors or officers of the Depositor or the Underwriter. Under the policy, MetLife, Inc. will, under certain circumstances, indemnify MetLife Employees for losses and expenses incurred in connection with legal actions threatened or brought against them as a result of their service to MetLife. The policy excludes MetLife directors and others who are not MetLife Employees, whose rights to indemnification, if any, are as described in the charter, bylaws or other arrangement of the relevant company.

MetLife, Inc. also maintains a Directors and Officers Liability and Corporate Reimbursement Insurance Policy under which the Registrant, the Depositor and the Underwriter, as well as certain other subsidiaries of MetLife, are covered. MetLife, Inc. also has secured a Financial Institutions Bond.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


RULE 484 UNDERTAKING

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling

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person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


ITEM 16. EXHIBITS

(A)        Exhibits

EXHIBIT
NUMBER                DESCRIPTION
------                -----------


1.                    Distribution and Principal Underwriting Agreement.
                      (Incorporated herein by reference to Exhibit 1 to the Registration Statement on Form S-2, File No. 333-51804 filed December 14, 2000.)


1(a). Distribution and Principal Underwriting Agreement between MetLife Insurance Company of Connecticut and MetLife Investors Distribution Company (Incorporated herein by reference to Exhibit 3(i)(a) to the Registration Statement on Form N-4, File Nos. 333-200231/811-03365
                      filed April 8, 2009.)


2(a). Agreement and Plan of Merger dated as of October 20, 2006. (Incorporated herein by reference to Exhibit 1(a) to the Registration Statement on Form S-1, File No. 333-138472 filed on November 7, 2006.)


2(b). Resolution of Board of Directors of MetLife Insurance Company of Connecticut (including Agreement and Plan of Merger). (Incorporated herein by reference to Exhibit 1(b) to the Registration Statement on Form S-1, File No. 333-147912, filed on December 7, 2007).


2(c). Resolution of Board of Directors of MetLife Insurance Company of Connecticut (including Certificate of Conversion, Certificate of Incorporation and Certificate of Redomestication from Connecticut). (Incorporated herein by reference to the Registration Statement on Form S-3, File No. 333-201857, filed on February 4, 2015.)


4. Contracts. (Incorporated herein by reference to Exhibit 4 to Post-Effective Amendment No. 8 to the Registration Statement on Form S-2 , File No. 033-33691 filed April 29, 1996.)


4(a). Company Name Change Endorsement. (Incorporated herein by reference to Exhibit 4(c) to Post-Effective Amendment No. 14 to the Registration Statement on Form N-4, File Nos. 033-65343/811-07465 filed April 6, 2006.)


4(a)(i).              Company Name Change Endorsement (6-E120-14).
                      (Incorporated herein by reference to the Registration Statement on Form S-3, File No. 333-201857, filed on February 4, 2015.)


4(b).                 Merger Endorsement. (6--E48-07) December 7, 2007).
                      (Incorporated herein by reference to Exhibit 4(b) to the Registration Statement of Form S-1, File No. 333-14712, filed December 7, 2007.


4(c).                 Individual Retirement Annuity Qualification Rider.
                      L-22445 1-08. (Incorporated herein by reference to Exhibit 4(c) to the Registration Statement on Form S-1, File No. 033-33691, filed on April 9, 2008.)


4(d). Code Section 457(B) Rider for Eligible Plan of a Governmental or a Tax Exempt Employer. L-2246565 8-07. (Incorporated herein by reference to Exhibit 4(d) to the Registration Statement on Form S-1 File No. 333-147912, filed on April 9, 2008).


4(e). 403(b) Nationwide Tax Sheltered Annuity Endorsement (Incorporated herein by reference to Exhibit 4(e) to Post-effective Amendment No. 2 to MetLife of CT Separate Account Eleven for Variable Annuities Registration Statement on Form N-4, File No. 333-152189, filed April 6, 2010.)


5.                    Opinion re legality. (Previously filed on April 10,
                      2015.)


8.                    None.

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EXHIBIT
NUMBER                DESCRIPTION
------                -----------


15.                   None.


23.                   Consent of Independent Registered Public Accounting Firm.
                      (Filed herewith.)

24.                   Powers of Attorney for Eric T. Steigerwalt, Elizabeth M.
                      Forget, Gene L. Lunman, Anant Bhalla and Peter M. Carlson. (Filed herewith.)


25.                   None.


26.                   None.


ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:

1. To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

   i. to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

   ii. to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price set represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

   iii. to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

   i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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   ii.   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

   iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

   iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on December 7, 2015.


                                     MetLife Insurance Company USA
                                     (Registrant)


                     By:             /s/ GREGORY E. ILLSON
                                        ---------------------------------------
                       Gregory E. Illson, Vice President


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 7, 2015.


     s/ *ERIC T. STEIGERWALT         Chairman of the Board, President and Chief Executive
     ------------------------
                                     Officer and a Director
  (Eric T. Steigerwalt)
       /s/ *GENE L. LUNMAN           Director and Senior Vice President
     ------------------------
  (Gene L. Lunman)
       /s/ *ELIZABETH M. FORGET      Director and Senior Vice President
     ------------------------
  (Elizabeth M. Forget)
        /s/ *ANANT BHALLA            Senior Vice President and Chief Financial Officer
     ------------------------
  (Anant Bhalla)
      /s/ *PETER M. CARLSON          Executive Vice President and Chief Accounting Officer
     ------------------------
  (Peter M. Carlson)

                     *By:            /s/ MICHELE H. ABATE
                                        ---------------------------------------
                       Michele H. Abate, Attorney-in-Fact


*MetLife Insurance Company USA. Executed by Michele H. Abate, Esquire on behalf of those indicated pursuant to powers of attorney filed herewith.

                                 EXHIBIT INDEX


EXHIBIT

NUMBER                DESCRIPTION
------                -----------

23.                   Consent of Independent Registered Public Accounting Firm

24.                   Powers of Attorney